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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Response USA, Inc. of our report dated August 22, 1996 (January 9, 1998 as to the last paragraph thereof) on the consolidated financial statements of Response USA, Inc. contained in the Registration Statement (the "Incorporated Registration Statement") on Form SB-2 (Registration No. 333-37595), and to the reference to us, as appearing under the headings of "EXPERTS" in the Prospectus, which is a part of the Incorporated Registration Statement.

                                          FISHBEIN & COMPANY, P.C.

Elkins Park, PA
February 4, 1998